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                                                                    EXHIBIT 7(J)

                              AMENDED AND RESTATED
                             SHAREHOLDER AGREEMENT

                 THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT, dated as of September 1, 1995, by and among M.G. ROBERTSON and TIMOTHY B. ROBERTSON, residents of Virginia (hereinafter collectively referred to as the "Management"), M.G. Robertson, as trustee of the ROBERTSON CHARITABLE REMAINDER UNITRUST (the "Charitable Trust"), THE CHRISTIAN BROADCASTING NETWORK, INC., a Virginia corporation (hereinafter referred to as "CBN"), LIBERTY IFE, INC. ("Liberty IFE"), a Colorado corporation and a successor in interest to LIBERTY PROGRAMMING CORPORATION ("Liberty"), a Wyoming corporation and INTERNATIONAL FAMILY ENTERTAINMENT, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), amends and restates in its entirety the Subscription and Shareholder Agreement, dated as of December 11, 1989, as amended through November 9, 1993 (the "Original Agreement"), by and among Management, CBN, TCI Development Corporation, a Colorado corporation ("TCID"), Tele-Communications, Inc., a Delaware corporation, and the Corporation. Certain capitalized terms used herein are defined in Section 10 hereof.

                 WHEREAS, Liberty IFE, a direct wholly owned subsidiary of Liberty Media Corporation, a Delaware corporation is the holder of $23,000,000 in principal amount of 6% Convertible Secured Notes due 2004 of the Corporation (the "Notes"), which are currently convertible into 2,070,000 shares of Class B Stock of the Corporation; and

                 WHEREAS, the Corporation and Liberty IFE have agreed to amend and restate that certain Convertible Note Agreement dated as of January 5, 1990, by and between the Corporation and the Christian Broadcasting Network, Inc. (whose rights and obligations under such agreement have been assigned through a series of assignments to Liberty IFE), as amended to the date hereof (the "Convertible Note Agreement") relating to the Notes such that the Notes will be convertible into 2,070,000 shares of the Corporation's non-voting Class C Stock upon consummation of the transactions contemplated by that certain Exchange Agreement (the "Exchange Agreement") between the Corporation, Liberty and Liberty IFE of even date herewith; and

                 WHEREAS, Liberty IFE is the holder of 220,000 shares (the "Liberty IFE Preferred Shares") of Preferred Stock, which are currently convertible into 3,300,000 shares of Class B Stock; and

                 WHEREAS, pursuant to the Exchange Agreement, Liberty IFE has agreed to exchange all of the Liberty IFE Preferred Shares pursuant to an exchange with Liberty IFE (the "Preferred
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Exchange"), pursuant to which all of the Liberty IFE Preferred Shares will be exchanged for an aggregate of 4,000,000 shares (the "Exchange Shares") of the Class B Stock, which 4,000,000 shares shall represent full payment both for all of the Liberty Preferred Shares and any dividends thereon accruing or becoming payable after January 1, 1995; and

                 WHEREAS, Liberty IFE has agreed to exchange all of the Liberty IFE Preferred Shares in the Preferred Exchange; and

                 WHEREAS, Liberty IFE is the holder of 1,670,986 shares (the "Liberty IFE Shares") of Class B Stock; and

                 WHEREAS, subsequent to the Preferred Exchange, Liberty IFE will be the holder of 5,670,986 shares of Class B Common Stock: and

                 WHEREAS, pursuant to the Exchange Agreement, the Corporation has agreed to offer to reacquire all of the Liberty IFE Shares and the Exchange Shares pursuant to an exchange with Liberty IFE (the "Common Exchange"), pursuant to which each Liberty IFE Share will and each Exchange Share will be exchanged for one (1) share of Class C Stock; and

                 WHEREAS, Liberty IFE has agreed to exchange all of the Liberty IFE Shares and the Exchange Shares in the Common Exchange; and

                 WHEREAS, IFE proposed to its stockholders and its stockholders approved at the 1995 annual meeting of IFE stockholders amendments to certain provisions of the IFE Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") which were necessary for the consummation of the Common Exchange; and

                 WHEREAS, in connection with the execution of the Exchange Agreement the parties hereto have agreed to amend and restate in its entirety the Original Agreement to provide certain registration rights to Liberty IFE pursuant to Section 4 hereof; and

                 WHEREAS, it is the intent of the parties hereto that this Amended and Restated Shareholder Agreement amend and restate in its entirety the Original Agreement and that, from and after the date hereof, the Original Agreement shall be of no force and effect except to evidence the terms and conditions under which the parties hereto heretofore incurred obligations and liabilities to each other.

                 NOW, THEREFORE, in consideration of the mutual covenants, undertakings, agreements, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

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                 1.       Right of First Refusal; Go Along Rights. Until
January 5, 2010, Liberty IFE shall have the right to acquire (x) any shares of Class A Stock offered for sale or transfer by any holder of Class A Stock on the same terms and price as those shares have been offered to any bona fide prospective purchaser, but in no event for a price greater than the Fair Value of such Class A Stock and (y) any shares of Class A Stock proposed to be converted by any holder of Class A Stock for cash in an amount equal to the Fair Value of such Class A Stock. Notwithstanding anything to the contrary contained herein, the right of first refusal provided by the preceding sentence (the "First Refusal") shall not apply to Permitted Transfers or to the transfers described in paragraph (g) hereof. The First Refusal shall be subject to the following terms:

                          (a)     Notice.  The party desiring to sell or
convert any shares of Class A Stock (the "Selling Party"), in the case of a proposed sale, shall give Liberty IFE and CBN written notice of the offer for sale including the number of shares to be sold, the offering price and payment terms and representing and warranting that, to the best of such party's knowledge, the offering price and other terms of the offer have not been established for the purpose of circumventing the First Refusal, that the offering price reflects the price the offeror would be willing to offer in an isolated transaction consisting solely of the purchase of the shares of Class A Stock offered to be purchased absent any other related or contemporaneous transaction between the offeror and the offeree and otherwise is bona fide and in good faith, and enclosing a copy of the offer or, in the case of a proposed conversion, shall give Liberty IFE and CBN written notice thereof, including the number of shares to be converted and the Fair Value of such shares.

                          (b)     Exercise.  In order to be effective, the
First Refusal must be exercised against all shares of Class A Stock being offered for sale or proposed to be converted; the failure of Liberty IFE to exercise the First Refusal against all such shares being offered for sale or proposed to be converted shall constitute a waiver of the First Refusal as to that specific sale. Liberty IFE shall have thirty (30) days from receipt of the written notice provided for in Section 1(a) to notify the Selling Party whether it will exercise the First Refusal.

                          (c)     Consummation After Exercise.  Should the
First Refusal be exercised, Liberty IFE shall consummate said purchase within sixty (60) days thereafter, subject to an automatic extension of such consummation for up to one hundred twenty (120) days as necessary to obtain any required governmental approvals.

                          (d)     Rights Not Exercised; Conditions on Sale.  If
the First Refusal has not been exercised in a timely manner as to all of the shares of Class A Stock offered for sale hereunder or proposed to be converted, or if Liberty IFE is unable to consummate its purchase of such shares after timely exercise of its First Refusal due to an inability to obtain any required governmental approvals within the period required by Section 1(c) above, the

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Selling Party shall have sixty (60) days thereafter in which to consummate the sale of such shares to the same Person on the same terms, or to convert such shares into Class B Stock, as specified in its notice to Liberty IFE; provided, however, that it shall be a condition upon the right of the Selling Party to so sell its shares of Class A Stock, or to sell the Class B Stock into which such Class A Stock has been converted, to cause the purchaser of such shares to also purchase the Covered Securities held by either CBN or Liberty IFE (on the same terms and at the same price as specified in the Selling Party's initial notice to Liberty IFE), if either CBN or Liberty IFE shall have given notice, no later than five (5) days after the expiration of all applicable periods referred to in Section 1(b) or Section 1(c), as the case may be, of its desire to require such sale and purchase of its Covered Securities. The highest price per share which is offered for the shares of Class A Stock or Class B Stock, as the case may be, subject to the First Refusal shall be the purchase price for any Common Stock tendered by Liberty IFE or CBN, without regard to any distinctions in class, and Notes shall be treated as if converted, and a price computed based on the aggregate number of shares of Class B or Class C Stock into which such Notes could be converted. Where no specific price per share is readily determinable, an appraisal of the Fair Market Value of the Corporation shall be determined as of the date of the notice by the Selling Party provided for herein pursuant to the procedure set forth in Section 2(b) hereof, and the price per share shall be determined by dividing such Fair Market Value so determined by the number of issued and outstanding shares of Common Stock of the Corporation on a fully diluted basis (as determined in accordance with generally accepted accounting principles). Should the Selling Party fail to consummate the contemplated sale or conversion within the said sixty (60) day period on exactly the same terms and to the same bona fide purchaser as stated in the notice provided for herein, then no sale of shares of Class A Stock shall thereafter be effectuated without the Selling Party re-offering the same, pursuant to the terms of this Section 1.

                          (e)     Continuing Nature of Right.  The failure of
Liberty IFE to exercise the First Refusal to purchase shares of Class A Stock offered by any holder of Class A Stock shall not affect the First Refusal as to any other shares of Class A Stock (held by such holder or any other Person) subsequently offered for sale or proposed to be converted.

                          (f)     Transfer to New Shareholders.  Upon the sale
and transfer of any Covered Securities either to a Permitted Transferee, a party hereto, or a bona fide purchaser under this Section 1, the certificates representing such Covered Securities shall be returned to the Corporation and replacement securities issued to the purchaser or transferee only after the Corporation has received satisfactory evidence that said purchaser or transferee has executed and delivered to each party to this Agreement an agreement in writing that such purchaser or transferee shall receive and hold such Covered Securities subject to all the

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terms, conditions, burdens, and benefits of this Agreement as if such purchaser or transferee were initially a party hereto, and subject to the same restrictions on transfer as was the transferor of such Covered Securities.

                          (g)     Exception to Right of First Refusal.
Notwithstanding anything to the contrary Contained in this Section 1, Management or the Charitable Trust or any Permitted Transferee of Management or the Charitable Trust may collectively convert up to an aggregate of 1,075,000 shares of Class A Stock to Class B Stock (as such number of shares may be adjusted to reflect any subdivision of outstanding shares of Class A Stock by reclassification, stock split, stock dividend or otherwise or any combination of outstanding shares of Class A Stock by reverse stock split, reclassification or otherwise after the date hereof), and freely dispose of such Class B Stock to any Person, in each case free of the provisions of this Agreement, including but not limited to the provisions of this Section 1.

                          (h)     Certain Transfers to Charitable
organizations; Go Along Rights. In the event any holder of Class A Stock desires to make a Permitted Transfer of any shares of Class A Stock to a Charitable Organization, and the Class B Stock is not publicly traded at that time, Liberty IFE shall have the right to require such holder of Class A Stock to cause the Charitable Organization purchasing such Class A Stock to also purchase the Covered Securities held by Liberty IFE on the terms and conditions set forth in Section l(d) hereof.

                 2.       Put Option.

                          (a)     Liberty IFE Put. Upon the occurrence of both
of the events described in clauses (x) and (y) of this Section 2 (a) prior to January 5, 2010: (x) the death of both M.G. Robertson and Timothy B. Robertson or, alternatively, the disassociation of both of them from the management and governance of both CBN and the Corporation and (y) the holding of Voting Power over at least a majority of the outstanding shares of Class A Stock on the date of determination by either CBN or the heirs of Timothy B. Robertson (the "Heirs"), then Liberty IFE may, at its option, require, subject to clause (vi) below, the purchase of all of the Covered Securities held by it on June 30, 1995 (including any Class B Stock or Class C Stock into which any of such Covered Securities may be converted, and any securities that may hereafter be issued with respect to such Covered Securities) by CBN or the Heirs, as the case may be, at the Fair Market value of such Covered Securities on the following terms (the "Put Option"):

                                  (i)      CBN or the Heirs, as the case may
be, shall give Liberty IFE written notice of Liberty IFE's right to exercise the Put Option (the "Put Option Notice") promptly after the occurrence of both of the events described in clauses (x) and (y) of Section 2(a) above. Within six (6) months after the receipt of such notice, Liberty IFE may notify both CBN and the Heirs in

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writing of its intent to exercise the Put Option (the "Put Exercise Notice").
In the event Liberty IFE does not so notify both CBN and the Heirs, such Put option shall be deemed to have been waived by Liberty IFE.

                                  (ii)     The Covered Securities subject to
the Put Option shall be purchased by whomever of CBN or the Heirs (the "Put Party") possesses Voting Power over a majority of the outstanding shares of Class A Stock on the date of the Put Option Notice.

                                  (iii)    Within 30 days after its receipt of
the Put Exercise Notice, the Put Party, at its option, may notify Liberty IFE in writing of the Put Party's intention to seek a bona fide purchaser for (x) all of the outstanding capital stock of the Corporation or (y) all or substantially all of the assets and business of the Corporation. In such event, the purchase of the Covered Securities subject to the Put Option shall be delayed for a period of 180 days from the date of the Put Exercise Notice pending the sale of the Corporation's capital stock or assets. Any such sale shall be for an amount in cash which results in Liberty IFE receiving an amount equal to not less than 95% of the Fair Market Value, as of the date of the Put Exercise Notice, of the Covered Securities subject to the Put Option. If a sale as aforesaid is not consummated within the foregoing 180-day period, the Put Party shall purchase the Covered Securities subject to the Put Option within 30 days after the expiration of such period for an amount equal to the Fair Market Value of such Covered Securities. Liberty IFE will cooperate with the Put Party in its efforts to sell the Corporation's capital stock or assets and will use reasonable commercial efforts to consummate any such sale.

                                  (iv)     Promptly after receipt by the Put
Party of the Put Exercise Notice, an appraisal shall be conducted pursuant to the provisions of Section 2(b) hereof to determine the Fair Market Value as of the date of the Put Exercise Notice of the Covered Securities subject to the Put Option. The Corporation shall afford each appraiser and its representatives, upon reasonable notice, full access to the officers and employees and the books, records and properties of the Corporation and its subsidiaries.

                                  (v)      Subject to Section 2(a)(iii) above,
within sixty (60) days after receipt of said appraisal, the Put Party shall tender to Liberty IFE payment equal to the Fair Market Value of the Covered Securities subject to the Put Option and Liberty IFE shall tender such securities to the Put Party, subject to an automatic extension of such consummation for up to one hundred sixty (160) days as necessary to obtain any required governmental approvals.

                                  (vi)     In lieu of immediate cash payment,
the Put Party may, at its or their option, issue notes, due in five years, with annual interest payments at the prime rate of Crestar Bank, Richmond, Virginia, or the successor thereto, as consideration for

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the purchase of Liberty IFE's securities. Payment to Liberty IFE under such notes shall be secured by a perfected first security interest in the securities being conveyed by Liberty IFE, and the Put Party shall execute and deliver to Liberty IFE such documents as may be reasonably necessary to perfect said security interest. Said first security interest shall be promptly released by Liberty IFE upon its receipt of payment in full of said notes.

                          (b)     Appraisal. Any appraisal required under this
Section 2 or under Section 1(d) to determine Fair Market Value shall be governed by the following procedure:

                                  (i)      At the time Liberty IFE gives the
Put Exercise Notice, or at the time CBN or Liberty IFE, as the case may be, gives its notice pursuant to Section 11(d), it shall specify the name of a Qualified Independent Appraiser to participate in the determination of the Fair Market Value of the securities to be appraised.

                                  (ii)     The Put Party, or the Selling Party
in the case of an appraisal required under Section i(d), shall have ten (10) days to specify the name of a second Qualified Independent Appraiser to participate in the determination of the Fair Market Value of said securities.

                                  (iii)    The two appraisers shall have thirty
(30) days to complete independent appraisals of the Fair Market Value of said securities, and they shall each submit a written report of their valuation, and the basis therefor, to Liberty IFE and the Put Party, in the case of an appraisal required under this Section 2, or to CBN or Liberty IFE, as the case may be, and to the Selling Party, in the case of an appraisal required under
Section 1(d). "Fair Market Value" means, with respect to the Corporation, the fair market value of the Corporation as of the appraisal date on a going concern basis (as a sale of stock), taking into account such considerations (including but not limited to tax considerations which are specific to a sale of stock) as would customarily affect the price at which a willing seller would sell and a willing buyer would buy a comparable business as a going concern in an arm's length transaction. In determining the Fair Market Value of a share of Common Stock and of a Convertible Security that is convertible into shares of Common Stock, such Convertible Security shall be deemed converted into such shares, and the Fair Market value per share of Common Stock shall equal the quotient of (x) the Fair Market Value of the Corporation as of the appraisal date, divided by (y) the total number of shares of Common Stock outstanding (or deemed outstanding upon the conversion of Convertible Securities) as of such appraisal date, plus the number of shares of Common Stock issuable upon exercise of outstanding warrants, rights and options to purchase or acquire Common Stock to the extent any such exercise would result in a profit to the holder of the related warrant, right or option given the Fair Market Value per share so determined. In no event, however, shall the Fair Market Value of any Note be less than the unpaid principal plus

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accrued and unpaid interest thereon and in no event shall the fair market value of any Preferred Stock be less than the liquidation preference plus accrued and unpaid dividends in each case as of the date of purchase.

                                  (iv)     If the lesser of the two valuations
fixed by the two appraisers is ninety percent (90%) or more of the higher of the two valuations, then the Fair Market value shall conclusively be the average of the two appraisals (determined by adding the appraisals and dividing by the number two (2)).

                                  (v)      If the lesser of the two valuations
fixed by the two appraisers is less than ninety percent (90%) of the higher of the two valuations, then the two appraisers shall jointly choose a third Qualified Independent Appraiser, who shall have an additional fifteen (15) days to complete a third written appraisal of the Fair Market Value of the relevant securities. The Fair Market Value fixed by the third appraiser will be compared with the previous two appraisals, and the Fair Market Value shall conclusively be the average of the two appraisals nearest in dollar amount (determined by adding the two appraisals and dividing by the number two (2)).

                                  (vi)     Each party shall pay the fees and
expenses of the appraiser it has chosen, and, if a third appraiser is chosen, the cost of the third appraisal shall be paid equally by both parties, except that if the appraisal is required pursuant to Section 1(d), the Selling Party shall pay the fees and expenses of all appraisers chosen.

                          (c)     Warranties of Title.  As a condition to the
exercise of the Put Option, Liberty IFE shall furnish to the purchaser of its securities of the Corporation pursuant thereto full warranties of title.

                          (d)     Regulatory Approval.  It shall be a condition
to the closing of the purchase of the securities subject to the Put Option that all governmental approvals required to be obtained by applicable law with respect to such purchase shall have been obtained, to the extent the failure to obtain such approvals (x) would prevent Liberty IFE or the Put Party from selling or purchasing, respectively, such securities or (y) would have a material adverse effect on the business, results of operations or financial condition of the Corporation. All parties hereto mutually covenant, one to the other, that they will use their best efforts (without unreasonable cost or action) to obtain such regulatory and governmental approvals, provided, however, that the failure to obtain such approvals shall not be a breach or default of any party's obligations hereunder.

                 3.       Incidental Registration Rights.

                          (a)     If, at any time or from time to time, the
Board of Directors of the Corporation shall authorize the registration (a

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"Registration") under the Act of any Common or Preferred Stock or Notes (or any other securities issued with respect thereto), in each case other than with respect to the initial public offering of Class B Stock on Form S-1, registration number 33-45967 (the "Initial Public Offering"), in the case of each such filing (hereinafter, as amended and supplemented, referred to as a "Registration Statement"), the Corporation shall notify Liberty IFE and CBN (each a "Designated Holder"), so long as such party then holds Covered Securities, at the address of such Designated Holder as shown on the Corporation's records, of such proposed filing. At the request of any Designated Holder in writing made not more than fifteen (15) days after the date of the mailing of such notification, the Corporation shall include in such Registration Statement, subject to Section 3(b), such number of such Designated Holder's Included Securities as such Designated Holder shall specify in such request. As used herein, the term "Included Securities" means Common Stock, Preferred Stock or Notes (or any other securities issued with respect thereto) of the Corporation proposed to be included in such Registration Statement by the Corporation or any other Person.

                          (b)     If the managing underwriter or underwriters,
if any, advise a Designated Holder making a request under Section 3(a) in writing that in its or their opinion or, in the case of a Registration not being underwritten, the Corporation shall reasonably determine (and notify such Designated Holder of such determination) after consultation with an investment banker of nationally recognized standing that the number or kind of securities proposed to be sold in such Registration will adversely affect the success of such offering, the Corporation will include in such Registration the Included Securities which, in the opinion of such underwriter or underwriters, or the Corporation, as the case may be, may be sold as follows: (i) first, the Included Securities the Corporation proposes to sell or to register for the benefit of the Company, (ii) second, the Included Securities requested to be included in such Registration by CBN; (iii) third, the Included Securities requested to be included in such Registration by Liberty IFE, and (iv) fourth, the Included Securities held by any Persons ("Other Investors") other than the Designated Holders requested to be included in such Registration. To the extent that the number of Included Securities to be included in the Registration pursuant to any of clause (ii), (iii) or (iv) above exceeds the number which the Corporation has been advised or has determined can be sold, the number of Included Securities which may be included in such Registration shall be further allocated pro rata among CBN, Liberty IFE and the Other Investors, as the case may be, based on the number of Included Securities that each such participant shall have requested to be included therein. Notwithstanding the foregoing, if as a result of the above provisions of this Section 3(b) such Registration Statement includes fewer than all of the Included Securities which Liberty IFE or CBN requested to be included therein, the balance of such securities nonetheless shall be included therein if Liberty IFE or CBN, as the case may be, agrees to postpone the sale of such

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balance until after the expiration of a sixty (60) day period beginning on the effective date of such Registration Statement or until such earlier time as all other securities included in such Registration Statement have been disposed of pursuant thereto, in which event the period during which the Registration Statement is required to be kept effective pursuant to Section 3(c) shall be extended for a period extending beyond one (1) year from the initial effective date thereof.

                          (c)     With respect to any Registration, the
Corporation will as expeditiously as practicable:

                                  (i)      prepare and file with the Securities
and Exchange Commission a Registration Statement and use its reasonable efforts to cause such Registration Statement to become effective;

                                  (ii)     prepare and file with the Securities
and Exchange Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for as long as reasonably required to permit the distribution of the securities covered thereby, in accordance with the plan(s) of distribution described therein; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or in the prospectus, as supplemented;

                                  (iii)    furnish to any person holding
securities included in such Registration Statement and the underwriter or underwriters, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, upon request, as soon as such documents become available to the Corporation, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such person or underwriter may reasonably request in order to facilitate the disposition of the securities being sold by such person;

                                  (iv)     notify each person holding
securities included in such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Corporation will, as promptly as practicable thereafter, prepare and file with the Securities and Exchange Commission and furnish a

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supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                  (v)      enter into customary agreements
(including an underwriting agreement in customary form in the case of an underwritten offering), make such representation and warranties to the sellers and underwriter as in form and substance and scope are customarily made by issuers to underwriters in underwritten offerings and take such other actions as the holders of a majority of the securities or the managing underwriter or agent, if any, reasonably require in order to expedite or facilitate the disposition of such securities;

                                  (vi)     use its reasonable efforts to obtain
a "cold comfort" letter from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the securities being sold or the managing underwriter reasonably request;

                                  (vii)    use its reasonable efforts to obtain
an opinion or opinions from counsel for the Corporation in customary form and reasonably satisfactory to such holders, underwriters or agents and their counsel;

                                  (viii)   make generally available to its
security holders earnings statements, which need not be audited, satisfying the provisions of Section 11 (a) of the Act no later than ninety (90) days after the end of the 12-month period beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said 12-month period; and

                                  (ix)     on or prior to the date on which the
Registration Statement is declared effective, use its reasonable efforts to register or qualify, and cooperate with the persons holding securities included in such Registration Statement, the managing underwriter or underwriters or agent, if any, and their counsel, the securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such person or underwriter reasonably requests in writing, use its reasonable efforts to keep each registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in all such jurisdictions of the securities covered by the applicable Registration Statement provided that the Corporation will not be required to qualify generally to do business in any jurisdiction

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where it is not then so qualified or to take any action which would subject it to general service of process in and such jurisdiction.

                          (d)     The Designated Holders and the Corporation
agree not to effect (except pursuant to such Registration Statement) any public sale or distribution of Included securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act, during the ten (10) business days prior to the date of anticipated filing of a Registration Statement, and during the ninety (90) day period beginning on the effective date of such Registration Statement (or such earlier time prior to the expiration of such period which is 30 days after the date all the Included Securities included in such Registration Statement have been disposed of pursuant thereto, subject to any lock-up agreement between any Designated Holder and the underwriters of such offering).

                          (e)     It shall be a condition precedent to the
Corporation's obligation to register any Designated Holder's Included Securities pursuant to the provisions hereof that such Designated Holder shall provide promptly to the Corporation such information as the Corporation may reasonably request at any time and from time to time upon reasonable prior notice to enable the Corporation to comply with any applicable law or regulation or to facilitate the preparation of the Registration Statement.

                          (f)     The Corporation shall pay all of the expenses
of each Registration, except that each Designated Holder shall pay all fees and expenses of such Designated Holder's counsel and the underwriting discounts and fees and transfer taxes applicable to the securities of such Designated Holder included in such Registration.

                          (g)     The Corporation shall indemnify and hold
harmless each Designated Holder who has securities included in a Registration Statement, and any underwriter (as defined in the Act) of such Designated Holder's securities, and each person, if any, who controls such Designated Holder or such underwriter within the meaning of the Act (but only if such Designated Holder or such underwriter agrees to indemnify the persons mentioned in Section 3(h) in the manner set forth in Section 3(h)) from and against, and will reimburse such Designated Holder and each such underwriter and controlling person with respect to, any and all claims, losses, damages, liabilities, costs and expenses, insofar as such claims, losses, damages, liabilities, costs and expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation shall not be liable in any such case to the extent that any such claim, loss, damage, liability, cost, or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Designated Holder, such underwriter, or such controlling person in writing specifically for inclusion therein.

                          (h)     In the event that any Designated Holder'
securities are included in a Registration Statement, such Designated Holder shall indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed such Registration Statement, and each person, if any, who controls the Corporation within the meaning of the Act from and against, and will reimburse the Corporation and each such director, officer and controlling person with respect to, any and all claims, losses, damages, liabilities, costs, and expenses to which the Corporation or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such claim, losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by such Designated Holder for inclusion therein.

                          (i)     Promptly after receipt by an indemnified
party, pursuant to the provisions of Section 3(f) or 3(g) hereof, of notice of the commencement of any action, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 3(f) or 3(g), notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnifying party otherwise than hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, at the sole expense of the indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party, pursuant to the provisions of said Sections 3 (f) or 3 (g), for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

                          (j)     If for any reason the indemnification
provided for in Section 3 (f) or 3 (g) is unavailable to an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Designated Holder shall be required to contribute an amount greater than the difference between the net proceeds received by such Designated Holder with respect to the sale of any Included Securities of such Designated Holder and all amounts already contributed by such Designated Holder with respect to such claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

                          (k)     No Designated Holder may participate in any
underwritten registration hereunder unless such Designated Holder (a) agrees to sell its securities included therein on the basis provided in any underwriting arrangements approved by the persons or entities entitled to approve such arrangements and (b) accurately completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                 4.       Demand Registration Rights.

                          (a)     At any time and after the date hereof, each
of Liberty IFE and CBN (each an "Initiating Holder"), so long as such Initiating Holder continues to hold at least 300,000 shares of Class B Stock (including Class B Stock issuable upon conversion of Convertible Securities) (as such number of shares may be adjusted to reflect any subdivision of outstanding shares of Class B Stock by reclassification, stock split, stock dividend or otherwise or any combination of outstanding shares of Class B Stock by reverse stock split, reclassification or otherwise) may make a written request to the Corporation (specifying that it is being made pursuant to this Section 4) that the Corporation file a registration statement under the Act (or a similar document pursuant to any other statute then in effect corresponding to the Act) covering the registration of all or any portion of the Covered Securities held by such Initiating Holder. In such event, the Corporation shall use its best efforts to cause to be registered under the Act all Covered Securities that the Initiating Holder has requested be registered.

                          (b)     If the Initiating Holder intends to
distribute the Covered Securities included in its request by means of an underwritten offering, it shall so advise the Corporation as a part of its request pursuant to Section 4(a) above. In such event, the Initiating Holder and the Corporation shall enter into an underwriting agreement in customary form with the underwriter or underwriters thereof. Such underwriter or underwriters shall be selected by the Initiating Holder and shall be approved by the Corporation, which approval shall not be unreasonably withheld.

                          (c)     Notwithstanding any provision of this
Agreement to the contrary, the Corporation shall not be required to effect a registration pursuant to this Section 4 during the ten (10) business days prior to the date of anticipated filing of a registration statement by the Corporation, and during the ninety (90) day period beginning on the effective date of such registration statement (or such earlier time prior to the expiration of such period which is 30 days after the date all the securities included in such registration statement have been disposed of pursuant thereto, subject to any lock-up agreement between the Initiating Holder and the underwriters of any such offering) pertaining to a public offering of securities for the account of the Corporation; provided, however, that the Corporation may refuse to register shares of Covered Securities of an Initiating Holder pursuant to this Section 4(c) no more than once in any 12-month period.

                          (d)     As of the date of this Agreement, the
Corporation shall be obligated to effect only five (5) registrations for Liberty IFE and four (4) registrations for CBN pursuant to this Section 4 and shall not be required to effect more than one (1) such registration for each of Liberty IFE and CBN in any 12 month period; the Corporation shall pay all of the expenses of each such registration, except that the Initiating Holder shall pay all fees and expenses of such Initiating Holder's counsel and the underwriting discounts and fees and transfer taxes applicable to the securities of the Initiating Holder included in such registration; provided, however, that the Corporation shall have no obligation to pay any such costs or expenses, and the Initiating Holder shall pay all such costs and expenses incurred by the Corporation and such Initiating Holder as a result of the Initiating Holder's request pursuant to this Section 4, in the event the Initiating Holder determines not to go forward with any such registration for a reason other than the inability of the underwriters, if any, to market the Covered Securities of the Initiating Holder included in such registration after a good faith attempt to do so, and no other securities are sold by the Corporation or any other holder of securities of the Corporation pursuant to such registration. A registration shall not be deemed a demand registration pursuant to this Section 4 unless the registration statement filed with respect thereto includes at least 80% of the Covered Securities requested to be included therein by the Initiating Holder and such registration statement is declared effective under the Act.

                          (e)     The rights and obligations of the Designated
Holders and the Corporation set forth in paragraphs (c), (e), (g), (h), (i),
(j) and (k) of Section 3 shall be applicable to the Initiating Holder and the Corporation, respectively, in connection with demand registrations made pursuant to this Section 4.

                 5.       Initial Public offering. [Deleted]

         6. Covenants of the Corporation. From and after the date hereof, the Corporation covenants and agrees that it will comply with the following provisions:

                 (a) Additional Issuances of Class A Stock. The Corporation agrees that it will issue no additional Class A Stock, except through a stock dividend or stock split in which the Class B Stock (and Class C Stock, if any) is equally dividended or split.

                 (b) Rights in Future offering. The Corporation agrees that if hereafter the Corporation at any time or from time to time proposes to issue (an "Issuance") any Class B Stock, Class C Stock or Preferred Stock or any Rights to acquire Class B Stock, Class C Stock or Preferred Stock or any other capital stock or Rights to acquire any other capital stock of the Corporation, Management, the Charitable Trust, Liberty IFE and CBN shall be offered the opportunity to acquire from the Corporation, on the same terms as such securities would be offered to others (provided, that if such terms include any non-cash consideration the person exercising its Preemptive Right (as defined below) may substitute cash of equivalent value in an amount determined in good faith by the Board of Directors of the Corporation and; provided further, that in the case of an Issuance made pursuant to a public offering,the price at which the securities may be purchased pursuant to a Preemptive Right will be equal to the price to the public of the securities being offered in such public offering), a number of shares of the class and series to be offered in such Issuance to be determined as follows (as to each party, all "Preemptive Right"): (i) in the case of an Issuance of shares of Preferred Stock or Rights to acquire Preferred Stock, Liberty IFE shall be offered the exclusive right to acquire all or any part of such shares or Rights, provided that if Liberty IFE fails to exercise this Preemptive Right with respect to any particular Issuance, such Preemptive Right shall lapse with regard to that Issuance only and (ii) in the case of an Issuance of shares, or Rights to acquire shares, of any other capital stock ranking senior to or on a parity with the Preferred Stock as to dividends, rights on liquidation or redemption, or in the case of an Issuance of shares or Rights to acquire shares, of Class B Stock, Class C Stock or any other capital stock of the Corporation, except capital stock and Rights referred to in clause (i) of this sentence, Management, the Charitable Trust, Liberty IFE and CBN shall each be offered the right to acquire up to such number of such shares or Rights as will result in their each owning of record the same percentage (rounded to the nearest whole share) of such class of capital stock or of such Rights after the Issuance (and the exercise of this Preemptive Right by each of such parties) as they each owned of record of the Class B Stock prior to the Issuance (calculated in each case on a fully diluted basis, both before and after the Issuance). The Corporation shall give prompt notice (the "Corporation Notice") of a proposed Issuance subject to the terms of this Section 6 (b), and the number of shares or Rights proposed to be issued in such Issuance, to Management, the Charitable Trust, Liberty IFE and CBN; provided that in the case of an Issuance of Preferred Stock or

Rights to acquire Preferred Stock pursuant to clause (i) of this paragraph, the Corporation shall be required to give notice of such Issuance only to Liberty IFE. Such Corporation Notice shall be given by facsimile transmission or by overnight courier guaranteeing next day delivery. Following receipt of a Corporation Notice, this Preemptive Right may be exercised, based upon the number of shares or Rights proposed to be issued in such Issuance, by Management, the Charitable Trust, Liberty IFE or CBN giving written notice (the "First Purchase Notice") to the Corporation, which notice must be received by the Corporation on or before the tenth (10th) Business Day after delivery of the Corporation Notice (the "Election Date"), such party or parties shall be deemed to have waived its Preemptive Right with regard to that Issuance (each party electing to exercise its Preemptive Right, an "Electing Party" and, collectively, the "Electing Parties"). If the Corporation receives a First Purchase Notice from any of the parties hereto, then, the Corporation shall, on or before the third (3rd) Business Day after the Election Date, provide written notice (the "Second Corporation Notice"), by facsimile transmission or overnight courier guaranteeing next day delivery, to each Electing Party as to the number of shares or Rights each Electing Party is entitled to purchase, based upon the number of shares or Rights proposed to be issued in such Issuance and the maximum number of shares or Rights issuable to the Electing Parties in the aggregate pursuant to their exercise of their Preemptive Rights. On or before the fifth (5th) business Day after the delivery of the Second Corporation Notice to each Electing party (the "Exercise Date"), each Electing Party shall notify the Corporation in writing (the "Second Purchase Notice") of the number of shares or Rights such Electing Party will purchase, which notice will be binding as to the number of shares specified therein and subject only to the closing of such Issuance; provided that if the Corporation has not received a Second Purchase Notice from an Electing Party on or before the Exercise Date, such party or parties shall be deemed to have waived its Preemptive Right with regard to any such shares or Rights. The Corporation shall promptly notify the Electing Party of the time, date and place of closing of the Issuance (the "Closing Notice"), which shall be determined by the Corporation in its sole discretion. Failure to make timely payment for such shares or Rights subject to a Preemptive Right in accordance with the terms of the Closing Notice shall be deemed a waiver of the Preemptive Right with regard to that Issuance.

                 Notwithstanding the foregoing, the Preemptive Rights shall not apply (i) to any issuance of Class B or Class C Stock (or securities convertible into or exchangeable for, or options to purchase, Class B or Class C Stock) to employees or directors of the Corporation or any subsidiary, pursuant to any plan, arrangement or program in which the Corporation participates, whether now existing or hereafter created and as may be amended from time to time, including, without limitation, the Corporation's Stock Incentive Plan, Senior Stock Incentive Plan or (ii) to any issuance, pro rata to all holders of Class B or Class C Stock or Preferred Stock, of Class B or Class C Stock or Preferred Stock (or securities convertible into or exchangeable for, or options to purchase, Class B or Class C Stock or Preferred Stock) as a dividend on, subdivision of, or other distribution in respect of, the Class B or Class C Stock or Preferred Stock.

                 (c) Status of Dividends on Preferred Stock. The Corporation covenants and agrees for the benefit of Liberty IFE that, for all tax, financial and regulatory purposes, to the extent permitted by law and the Corporation's independent auditors, the Corporation will treat the Preferred Stock as equity capital and the dividends paid thereon as dividends on equity capital. In addition, so long as no cost would be incurred by the Corporation as a result, the Corporation shall cooperate with and support Liberty IFE or a Permitted Transferee of Liberty IFE of Preferred Stock, in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination of the Internal Revenue Service that dividends paid on such Preferred Stock out of the Corporation's current or accumulated earnings and profits are not eligible for the dividends received deduction provided by Section 243 of the Internal Revenue Code of 1986, as amended, or any successor provision.

                 (d) Programming Theme Changes. So long as Liberty IFE or CBN or any Affiliate of Liberty IFE or CBN holds at least 300,000 shares of Class B Stock or Class C Stock (including Class B Stock or Class C Stock issuable upon conversion of Convertible Securities) (as such number of shares may be adjusted to reflect any subdivision of outstanding shares of Class B Stock or Class C Stock by reclassification, stock split, stock dividend or otherwise or any combination of outstanding shares of Class B Stock or Class C Stock by reverse stock split, reclassification or otherwise after the date hereof) the Corporation shall not, without the consent of Liberty IFE and/or CBN, as the case may be, which consent shall not be unreasonably withheld, directly or indirectly, make any significant change in the theme of the Programming for The Family Channel, the basic cable television network owned and operated by the Corporation.

                 (e) Affiliate Transactions. Any transaction between the Corporation and any Affiliate of the Corporation shall be (i) on terms no less favorable to the Corporation than would be available in a similar transaction concluded on an arms' length basis with an independent third party and (ii) approved by the Audit Committee of the Corporation. No Material Transaction shall be consummated unless the material terms of such transaction have been approved in advance by Liberty IFE and CBN. No such approval shall be withheld unreasonably. In the event the Corporation intends to enter into any Material Transaction, it shall give written notice of said intent to Liberty IFE and CBN (which notice shall contain the material terms of such transaction), and Liberty IFE and CBN shall have five (5) days in which to consent or object to such transaction. If Liberty IFE or CBN neither consents nor objects within such period, consent shall be conclusively presumed. The special consent rights granted under this Section 6(e) shall lapse as to CBN or as to Liberty IFE when that party ceases to hold at least five percent (5%) of the Common Stock (including Common Stock issuable upon conversion of Convertible Securities); such special consent rights may not be transferred or assigned except pursuant to a Permitted Transfer.

                 (f) Redemption of Class A Stock. So long as Liberty IFE owns at least five percent (5%) of the Common Stock (including Common Stock issuable upon conversion of Convertible Securities) the Corporation will not redeem, purchase or otherwise acquire, directly or indirectly, any shares of Class A Stock without the consent of Liberty IFE; provided, however, that the foregoing shall not be deemed to restrict transfers of Class A Stock to Permitted Transferees.

                 (g) Automatic Conversion of Class A Stock. Until the earlier of (i) such time as Liberty IFE ceases to own at least five percent (5%) of the Common Stock (including Common Stock issuable upon conversion of Convertible Securities) and (ii) January 5, 2010, each holder of Class A Stock agrees that in the event any of such holder's Class A Stock is transferred to a Person other than a Permitted Transferee, such Class A Stock shall be automatically converted into Class B Stock.

         7. Assignment. No party hereto may assign or transfer his or its rights, benefits, duties, burdens, or obligations under this Agreement other than to a Permitted Transferee; provided, however, the rights, benefits, obligations, duties and burdens under this Agreement may be transferred to any partnership, joint venture, corporation or other entity into which any party may merge with which it may be consolidated or to any corporation, partnership, joint venture or other entity which shall succeed to all or substantially all of its assets and business or to any wholly owned subsidiary of any such corporation, partnership, joint venture or other entity, provided always that such transferee agrees in writing to accept, assume and be bound by all of the provisions of this Agreement to the same extent as its transferor, and, further provided, that such transfer shall be without effect on or diminish the duties and obligations of such transferor hereunder, which duties and obligations shall remain primary to such transferor notwithstanding such transfer, and that the performance of such transferee hereunder shall be unconditionally guaranteed by such transferor in all respects at all times thereafter.

         8. Termination of Rights of Liberty IFE. Notwithstanding any other provision set forth herein, none of the rights of Liberty IFE are assignable (except in connection with a Permitted Transfer), and shall terminate in the event a controlling interest in Liberty IFE (or any Person that controls Liberty IFE within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) is transferred, or Liberty IFE is dissolved, liquidated, or the subject of a petition in bankruptcy not dismissed within thirty (30) days of filing, or Liberty IFE merges or otherwise loses its corporate identity, unless in any such case the successor to Liberty IFE is a Permitted Transferee (in which case all references in this Section shall refer to the Permitted Transferee).

         9. Separability of Provisions. If any provision of this Agreement or the application of such provision to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.

         10. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated and include the plural as well as the singular:

                 (a)      Act. The Securities Act of 1933, as amended.

                 (b) Affiliate. With respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The parties hereto shall be deemed to be an Affiliate of the Corporation so long as any of them hold Covered Securities representing ten percent (10%) or more of the Fully Diluted Voting Power of the Corporation. M. G. Robertson, Timothy B. Robertson and any director of the Corporation shall be deemed to be an Affiliate of the Corporation.

                 (c) Agreement. This Amended and Restated Shareholders Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                 (d) Business Day. Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law to close.

                 (e)      CBN. As defined in the preamble to this Agreement.

                 (f) Charitable Organization. A Person to which contributions are deductible for federal income, estate and gift tax purposes.

                 (g) Charitable Trust. As defined in the preamble to this Agreement.

                 (h) Class A Stock. The Class A Voting Common Stock, par value $.01 per share, of the Corporation.

                 (i) Class B Stock. The Class B Voting Common Stock, par value $.01 per share, of the Corporation.

                 (j) Class C Stock. The Class C Non-voting Common Stock, par value $.01 per share, of the Corporation.

                 (k) Common Stock. The Class A Stock, the Class B Stock, the Class C Stock or all of the Class A Stock, Class B Stock and Class C Stock, as the context requires.

                 (l) Compensation. Cash salaries, bonuses and deferred compensation, compensation paid or distributed pursuant to plans, stock options, restricted stock, phantom stock, stock appreciation rights, warrants, performance units, performance shares and other items of compensation that are reportable in a proxy statement for an annual meeting of stockholders (disregarding any minimum reportable dollar amounts) pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, Compensation does not include any amounts paid or distributed under health, hospitalization, group life, medical reimbursement and other plans that do not discriminate in favor of officers or directors of the Corporation and are available generally to full-time salaried employees of the Corporation, in each case within the meaning of the Employee Retirement Income Security Act of 1974, as amended. Stock options granted under the Corporation's Stock Incentive Plan or Senior Stock Incentive Plan will not be deemed part of Compensation if granted with an exercise price equal to the fair market value of a share of Class B Stock on the date of grant.

                 (m) Corporation. As defined in the preamble to this Agreement.

                 (n) Convertible Securities. The Preferred Stock, the Notes and any other Covered Securities which are or become convertible into capital stock of the Corporation.

                 (o) Covered Securities. Any (x)(i) Note, (ii) share of Preferred Stock, (iii) share of Class C Stock, (iv) share of Class B Stock or
(v) share of Class A Stock, in each case held by Liberty IFE, CBN or any other party to this Agreement on the date hereof, (y) any Class B Stock issued upon conversion of any of the securities described in clauses (x)(i), (ii), (iii) and (v) above and (z) securities issued with respect to any securities referred to in either of clauses (x) or (y) above by way of a stock dividend or stock split or exchange in connection with a combination of shares, recapitalization, merger, adjustment or compromise of debt, consolidation or other reorganization or otherwise, including, without limitation, the shares of Common Stock to be issued to Liberty IFE pursuant to the Exchange Agreement.

                 (p)      Designated Holder. As defined in Section 3 (a)

                 (q)      Fair Market Value. As defined in Section 2 (b)

                 (r)      Fair Value. With respect to a share of Class A Stock,
(i) if no class of Common Stock is publicly traded, the Fair Market Value of such share as determined pursuant to Section 2(b) hereof, (ii) if the Class B Stock is traded in the over-the-counter market (or, if the Class B Stock is not so traded, any other class of Common Stock so traded) and not in the NASDAQ National Market System or on any national securities exchange, the average of the daily mean of the closing bid and asked prices of a share of such class of Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (iii) if the Class B Stock is traded in the NASDAQ National Market System or on a national securities exchange (or if the Class B Stock is not so traded, any other class of Common Stock so traded), the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of such class of Common Stock in the NASDAQ National Market System or on the principal stock exchange on which such class of Common Stock is listed, as the case may be. The closing price referred to in clause (iii) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the class of Common Stock in question is then listed. If the Class B Stock does not publicly trade but two or more other classes of Common Stock publicly trade, Fair Value shall be determined by reference to the class of publicly traded common Stock that results in the highest Fair Value per share of Class A Stock.

                 (s)      First Refusal. As defined in Section i(a).

                 (t) Fully Diluted Voting Power. With respect to any Covered Securities at any time, the aggregate number of votes such Covered Securities would be entitled to cast (on any matter not requiring a class vote) at a meeting of stockholders of the issuer held at that time, assuming that all Rights and all convertible securities which are Covered Securities had been exercised and converted immediately before the record date for such meeting.

                 (u)      Heirs. As defined in Section 2(a).

                 (v)      Included Securities. As defined in Section 3(a).

                 (w)      Initial Public offering. As defined in Section 3(a).

                 (x)      Initiating Holder. As defined in Section 4(a).

                 (y) International Family Entertainment, Inc. As defined in the preamble to this Agreement.

                 (z) Liberty IFE. As defined in the preamble to this Agreement.

                 (aa) Management. As defined in the preamble to this Agreement.

                 (ab) Material Transaction. With respect to noncompensation transactions, any transaction or related series of transactions between the Corporation and an Affiliate of the Corporation involving consideration in excess of $500,000 in the aggregate; provided, however, that such $500,000 threshold shall be adjusted semi-annually to reflect the percentage relationship the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor as of the date of adjustment bears to such index for April 1992. With respect to Compensation, amounts paid or distributed to, or deferred on behalf of, an Affiliate of the Corporation by the Corporation that, in the aggregate, exceed by 15% or more the Compensation received by such Affiliate from the Corporation during the prior fiscal year. Notwithstanding the foregoing, neither Liberty IFE nor CBN shall have the right to approve or disapprove Compensation to the extent it involves amounts paid, distributed or deferred pursuant to the non-discretionary (e.g., formula-based) terms of any plan or contract in effect on the date of this Agreement (including any extension or renewal thereof that does not materially change the terms of such plan or contract and which is approved by the Audit Committee of the Corporation) or which previously has been approved by Liberty IFE and CBN, and any such amounts shall not be included in the calculation of Compensation pursuant to the previous sentence; provided, that Compensation of an Affiliate that so exceeds by 15% or more the prior fiscal year's Compensation of such Affiliate shall be deemed, for purposes of the approval rights of Liberty IFE and CBN in the next succeeding fiscal year, to equal 115% of such prior fiscal year's Compensation.

                 (ac) Notes. The 6% Convertible Secured Notes due 2004 of the Corporation.

                 (ad) Permitted Transfer. With respect to any Person who holds Class A Stock, a sale, transfer, or bequest of Class A Stock for a purchase price (if any) not in excess of Fair Value to (i) such Person's spouse; (ii) a lineal descendant of a great-grandparent of such Person; (iii) the trustee of a trust in whole or in part for the benefit of such Person, any other Persons who hold Class A Stock or any of the Persons described in clauses
(i) and (ii) above; (iv) a Charitable Organization; or (v) Liberty IFE or any Affiliate of Liberty IFE. In the case of an estate of a deceased holder of Class A Stock or an estate of a bankrupt or insolvent holder of Class A Stock, a Permitted Transfer shall include a sale, transfer or bequest of Class A Stock for a purchase price (if any) not in excess of Fair value to any Person determined to be a Permitted Transferee of such holder of Class A Stock pursuant to the preceding sentence. In the case of a trust or Charitable Organization that received Class A Stock either prior to the date hereof or in a Permitted Transfer by a Person pursuant to the first sentence of this paragraph, a Permitted Transfer shall include a sale, transfer or bequest by such trust or Charitable organization of Class A Stock for a purchase price (if any) not in excess of Fair Value to such Person or any Permitted Transferee of such Person pursuant to the first sentence of this paragraph. A Permitted Transfer by any Person shall also include a sale, transfer, bequest or other disposition of Covered Securities for a purchase price (if any) not in excess of Fair Value to (i) any corporation or entity which shall be a direct or indirect wholly-owned subsidiary or parent of such Person (or, in the case of CBN, Regent University) or (ii) any corporation or entity (such corporation or entity known as "New Entity") into which such Person shall be merged or consolidated or which shall succeed to all or substantially all of the business and assets of such Person provided that, upon and subsequent to such merger, consolidation, or succession, at least fifty-one percent (51%) of the voting power in the New Entity is held by persons or entities holding at least fifty-one percent (51%) of the voting power in such Person on the date of this Agreement.

                 (ae) Permitted Transferee. The transferee of Covered Securities pursuant to a Permitted Transfer.

                 (af) Person. An individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                 (ag)     Preemptive Rights. As defined in Section 6(b).

                 (ah) Preferred Stock. The 10% Convertible Cumulative Preferred Stock, par value $.001 per share, of the Corporation.

                 (ai) Programming. The television programming currently distributed by The Family Channel, which consists of wholesome, family oriented television programming, including religious, inspirational, current affairs or entertainment programs.

                 (aj)     Put Exercise Notice. As defined in Section 2(a).

                 (ak)     Put Option. As defined in Section 2(a).

                 (al)     Put Option Notice. As defined in Section 2 (a).

                 (am)     Put Party. As defined in Section 2(a).

                 (an) Qualified Appraiser. A nationally recognized investment banking firm or other firm or person experienced in appraising firms similar in size and field of business to the Corporation.

                 (ao) Qualified Independent Appraiser. A Qualified Appraiser that is not an employee of, an Affiliate of, or otherwise affiliated with, any party hereto.

                 (ap)     Registration Statement. As defined in Section 3(a).

                 (aq) Rights. Any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating the Corporation to issue any securities.

                 (ar)     Selling Party. As defined in Section 1(a).

                 (as) Senior Stock Incentive Plan. The Corporation's Senior Executive Stock Incentive Plan originally providing for the issuance to the Chairman of the Corporation's Board of Directors, M.G. Robertson, and the Corporation's Chief Executive Officer and President, Timothy B. Robertson of up to 2,700,000 shares of Class B Stock (which number gives effect to the 3 for 1 stock split declared by the Board of Directors of the Corporation on March 3,
1992) minus the aggregate number of shares awarded under the Stock Incentive Plan, as the same may be amended from time to time.

                 (at) Stock Incentive Plan. The Corporation's Stock Incentive Plan originally providing for the issuance to employees of the Corporation of up to 2,700,000 shares of Class B Stock (which number gives effect to the 3 for 1 stock split declared by the Board of Directors of the Corporation on March 3, 1992) minus the aggregate number of shares awarded under the Senior Stock Incentive Plan.

                 (au)     TCID. As defined in the preamble to this Agreement.

                 (av) Voting Power. With respect to any security, the power to vote, or to direct the voting of, such security. A Person shall be deemed to possess Voting Power over a security if such Person, through any arrangement, may immediately and without cost acquire, at such Person's discretion, the power to vote, or to direct the voting of, such security.

         11. Notices. Any notices and other communications hereunder shall be in writing and shall be deemed to have been made when delivered, or mailed first class postage prepaid; provided, however, that notice of proposed Affiliate transactions pursuant to Section 6(d) shall be deemed to have been made when delivered only.

                 If to M.G. Robertson, to:

                 M.G. Robertson
                 2877 Guardian Lane
                 P.O. Box 2050
                 Virginia Beach, Virginia 23450-2050

                 If to Timothy B. Robertson, to:

                 Timothy B. Robertson
                 2877 Guardian Lane
                 P.O. Box 2050
                 Virginia Beach, Virginia 23450-2050

                 If to the Charitable Trust, to:

                 M.G. Robertson, Trustee
                 Robertson Charitable Remainder Unitrust
                 2877 Guardian Lane
                 P.O. Box 2050
                 Virginia Beach, Virginia 23450-2050

                 If to CBN, to:

                 The Christian Broadcasting Network, Inc.
                 Attention: Michael D. Little, President
                 CBN Center
                 1000 Centerville Turnpike
                 Virginia Beach, Virginia 23463

                 With a copy to:

                 Joel R. Kaswell, Esq.
                 Fisher, Wayland, Cooper and Leader
                 1255 23rd Street, N.W.
                 Suite 800
                 Washington, D.C. 20037

                 If to Liberty IFE, to:

                 Liberty IFE, Inc.
                 Attention: Robert R. Bennett
                 8101 East Prentice Avenue
                 Englewood, Colorado 80111

                 With a copy similarly addressed to the President

                 If to the Corporation, to:

                 International Family Entertainment, Inc.
                 Attention: Timothy B. Robertson
                 President & Chief Executive Officer
                 2877 Guardian Lane
                 P.O. Box 2050
                 Virginia Beach, Virginia 23450-2050

                 With a copy to:

                 Louis A. Isakoff, Esq.
                 International Family Entertainment, Inc.
                 2877 Guardian Lane
                 P.O. Box 2050
                 Virginia Beach, Virginia 23450-2050

                 and to:

                 Kirk A. Davenport, Esq.
                 Latham & Watkins
                 885 Third Avenue
                 Suite 1000
                 New York, New York 10022-4802

or at such other address as any addressee may request in writing by notice to all other addresses.

         12. Entire Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, permitted assigns and successors subject, however, to the provisions of Sections 6 and 7 hereof, restricting assignment. This Agreement constitutes the entire understanding between the parties and supersedes all preexisting oral, letter or other agreements, and any amendment hereof must be in writing executed by all parties hereto. This Agreement shall become effective at the time (but not before) the registration statement relating to the Initial Public offering is declared effective by the Securities and Exchange Commission under the Act. This Agreement, upon its effectiveness, supersedes the Original Agreement in its entirety.

         13. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         14. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures of each such counterpart were upon the same instrument.

         15. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia. Venue and jurisdiction on any lawsuit under this Agreement shall be held solely in the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       /s/ M.G. ROBERTSON
                                       ---------------------------------
                                       M.G. ROBERTSON

                                       /s/ TIMOTHY B. ROBERTSON
                                       ---------------------------------
                                       TIMOTHY B. ROBERTSON

                                       ROBERTSON CHARITABLE REMINDER
                                       UNITRUST

                                       By: /s/ M.G. ROBERTSON
                                       ---------------------------------
                                       M.G. Robertson, Trustee

                                       THE CHRISTIAN BROADCASTING
                                       NETWORK, INC.

                                       By: /s/ MICHAEL D. LITTLE
                                       ---------------------------------
                                       Michael D. Little, President

                                       LIBERTY IFE, INC.

                                       By: /s/ ROBERT R. BENNETT
                                       ---------------------------------
                                       Robert R. Bennett, Senior
                                       Vice President, Treasurer
                                       and Secretary

                                       INTERNATIONAL FAMILY
                                       ENTERTAINMENT, INC.

                                       By: /s/ LOUIS A. ISAKOFF
                                       ---------------------------------
                                       Louis A. Isakoff,
                                       Senior Vice-President, General
                                       Counsel and Secretary